As filed with the Securities and Exchange Commission on February 27, 2004.

Registration No. 333-105432

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 3 ON

FORM S-8 TO FORM S-4

REGISTRATION STATEMENT

Under the Securities Act of 1933

FIRST DATA CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	47-0731996
(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification number)

6200 South Quebec Street
Greenwood Village, Colorado	80111
(Address of principal executive offices)	(Zip code)

Concord EFS, Inc. 1993 Incentive Stock Option Plan

Star Systems, Inc. 2000 Equity Incentive Plan

Concord EFS, Inc. 2002 Stock Option Plan

(Full title of the Plans)

Michael T. Whealy, Esq.

Executive Vice President, Chief Administrative

Officer and General Counsel

First Data Corporation

10825 Old Mill Road, M-10

Omaha, Nebraska 68154

(402) 777-2000

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies To:

Thomas A. Rossi, Esq.	Frederick C. Lowinger, Esq.
Stanley J. Andersen, Esq.	Sidley Austin Brown & Wood LLP
First Data Corporation	Bank One Plaza
10825 Old Mill Road, M-10	10 South Dearborn Street
Omaha, Nebraska 68154	Chicago, Illinois 60603
(402) 777-2000	(312) 853-7000

This Post-Effective Amendment covers shares of the Registrant’s Common Stock, par value $.01 per share, originally registered on the Registration Statement on Form S-4 (No. 333-105432) to which this is an amendment. The registration fees in respect of such Common Stock were paid at the time of the original filing of the Registration Statement on Form S-4 relating to such Common Stock.

PART II

INFORMATION REQUIRED IN THE

REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference

The following documents heretofore filed with the Securities and Exchange Commission by First Data Corporation (the “Registrant”) are incorporated herein by reference:

(a) the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2003, filed under the Securities Exchange Act of 1934, as amended (the “Exchange Act”);

(b) all other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the document referred to in (a) above; and

(c) the description of the Registrant’s common stock contained in the Registration Statement (No. 333-105432) filed under Section 12 of the Securities and Exchange Act of 1934, including all amendments and reports filed for the purpose of updating such description.

All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this Registration Statement and prior to the filing of a post-effective amendment that indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, are deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the respective dates of filing of such documents (such documents, and the documents enumerated above, being hereinafter referred to as “Incorporated Documents”).

Any statement contained in an Incorporated Document shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed Incorporated Document modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4. Description of Securities

Not applicable.

Item 5. Interests of Named Experts and Counsel

The validity of the Registrant’s common stock has been passed upon by Thomas A. Rossi, Esq., the Registrant’s Associate General Counsel. As of February 1, 2004, Mr. Rossi beneficially owned 41,110 shares of the Registrant’s common stock.

Item 6. Indemnification of Directors and Officers

Section 145 of the Delaware General Corporation Law (“DGCL”) empowers a Delaware corporation to indemnify any persons who are, or are threatened to be made, parties to any threatened, pending or completed legal action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person was an officer or director of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided that such officer or director acted in good faith and in a manner he reasonably believed to be in or not opposed to the corporation’s best interests, and, for criminal proceedings, had no reasonable cause to believe his conduct was illegal. A Delaware corporation may indemnify officers and directors in an action by or in the right of the corporation under the same conditions, except that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable to the corporation in the performance of his duty. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him against the expenses which such officer or director actually and reasonably incurred.

In accordance with the DGCL, the Registrant’s second amended and restated certificate of incorporation contains a provision limiting the personal liability of its directors for violations of their fiduciary duty. This provision eliminates each director’s liability to the Registrant or its shareholders for monetary damages except to the extent (i) for any breach of the director’s duty of loyalty to the Registrant or its shareholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL, providing for liability of directors for unlawful payment of dividends or unlawful stock purchases or redemptions, or any amendment or successor provision to Section 174 of the DGCL or (iv) for any transaction from which a director derived an improper benefit. The effect of this provision is to eliminate the personal liability of directors for monetary damages for actions involving a breach of their fiduciary duty of care, including any such actions involving gross negligence.

The Registrant’s second amended and restated certificate of incorporation provides for indemnification of its officers and directors to the fullest extent permitted by applicable law. The Registrant’s by-laws provide that it will indemnify an officer or director for expenses, judgments, fines and amounts paid in settlement in connection with their defense of an action except that, in actions brought by the Registrant or in its right, the Registrant (i) will not indemnify for judgments, fines and amounts paid in settlement, nor (ii) indemnify for any expenses if the director or officer is found to be liable to the Registrant unless the court determines that the Registrant should pay the expenses. In addition, the Registrant maintains insurance policies which provide coverage for its officers and directors in certain situations where the Registrant cannot directly indemnify such officers or directors.

Item 7. Exemption from Registration Claimed

Not applicable.

Item 8. Exhibits

Exhibit Number	Description of Exhibit

4.1	Concord EFS, Inc. 2002 Stock Option Plan is incorporated herein by reference to Appendix A to the definitive proxy statement of Concord EFS, Inc. (“Concord”) for the annual meeting of Concord stockholders held on May 23, 2002, filed on April 8, 2002.

4.2	Star Systems, Inc. 2000 Equity Incentive Plan is incorporated herein by reference to Exhibit 99.1 to Concord’s registration statement on Form S-8 (Registration No. 333-56066) filed on February 23, 2001.

4.3	Concord EFS, Inc. 1993 Stock Option Plan (Second 1999 Restatement) is incorporated herein by reference to Exhibit I to Concord’s proxy statement for the annual meeting of Concord stockholders held on May 20, 1999, filed on April 9, 1999.

4.4	Amendment, dated November 16, 2000, to Concord EFS, Inc. 1993 Incentive Stock Option Plan (Second 1999 Restatement) is incorporated herein by reference to Exhibit 10.1 to Concord’s quarterly report on Form 10-Q (File No. 000-13848), filed on May 9, 2002.

5	Opinion and Consent of Thomas A. Rossi, Esq. is incorporated herein by reference to Exhibit 5 to the Registrant’s Post-effective Amendment No. 1 to the registration statement on Form S-4 (Registration No. 333-105432) filed on December 30, 2003.

23.1	Consent of Ernst & Young LLP.

23.2	Consent of Thomas A. Rossi, Esq. (included in Exhibit 5 hereto).

24.1	Power of Attorney (included on the signature page to the Registrant’s registration statement on Form S-4 (Registration No. 333-105432) filed on May 21, 2003).

24.2	Power of Attorney of Daniel P. Burnham is incorporated herein by reference to Exhibit 24.2 to the Registrant’s Post-effective Amendment No. 1 to the registration statement on Form S-4 (Registration No. 333-105432) filed on December 30, 2003.

24.3	Power of Attorney of Jack M. Greenberg is incorporated herein by reference to Exhibit 24.3 to the Registrant’s Post-effective Amendment No. 1 to the registration statement on Form S-4 (Registration No. 333-105432) filed on December 30, 2003.

Item 9. Undertakings

The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) To include any prospectus required by Section 10(a) (3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

Provided, however, that paragraphs (1) (i) and (1) (ii) above do not apply if the Registration Statement is on Form S-3, Form S-8 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefits plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or controlling persons of the Registrant pursuant to the foregoing provisions or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 3 on Form S-8 to Form S-4 Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Greenwood Village, State of Colorado, on February 27, 2004.

FIRST DATA CORPORATION

By:	/s/ Charles T. Fote
Charles T. Fote Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment No. 3 on Form S-8 to Form S-4 Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Charles T. Fote Charles T. Fote	President, Chief Executive Officer and Chairman of the Board	February 27, 2004

* Kimberly S. Patmore	Executive Vice President and Chief Financial Officer (Principal Financial Officer)

* Thomas L. Moore	Vice President and Corporate Chief Financial Officer (Principal Accounting Officer)

* Daniel P. Burnham	Director

* Alison Davis	Director

* Henry C. Duques	Director

* Jack M. Greenberg	Director

* Courtney F. Jones	Director

* James D. Robinson III	Director

* Charles T. Russell	Director

* Bernard L. Schwartz	Director

* Joan E. Spero	Director

* Arthur F. Weinbach	Director

*By:	/s/ Charles T. Fote	February 27, 2004
Charles T. Fote, Attorney-in-fact

INDEX

EXHIBIT NUMBER	DESCRIPTION OF EXHIBIT

4.1	Concord EFS, Inc. 2002 Stock Option Plan is incorporated herein by reference to Appendix A to the definitive proxy statement of Concord EFS, Inc. (“Concord”) for the annual meeting of Concord stockholders held on May 23, 2002, filed on April 8, 2002.

4.2	Star Systems, Inc. 2000 Equity Incentive Plan is incorporated herein by reference to Exhibit 99.1 to Concord’s registration statement on Form S-8 (Registration No. 333-56066) filed on February 23, 2001.

4.3	Concord EFS, Inc. 1993 Stock Option Plan (Second 1999 Restatement) is incorporated herein by reference to Exhibit I to Concord’s proxy statement for the annual meeting of Concord stockholders held on May 20, 1999, filed on April 9, 1999.

4.4	Amendment, dated November 16, 2000, to Concord EFS, Inc. 1993 Incentive Stock Option Plan (Second 1999 Restatement) is incorporated herein by reference to Exhibit 10.1 to Concord’s quarterly report on Form 10-Q (File No. 000-13848), filed on May 9, 2002.

5	Opinion and Consent of Thomas A. Rossi, Esq. is incorporated herein by reference to Exhibit 5 to the Registrant’s Post-effective Amendment No. 1 to the registration statement on Form S-4 (Registration No. 333-105432) filed on December 30, 2003.

23.1	Consent of Ernst & Young LLP.

23.2	Consent of Thomas A. Rossi (included in Exhibit 5 hereto).

24.1	Power of Attorney (included on the signature page to the Registrant’s registration statement on Form S-4 (Registration No. 333-105432) filed on May 21, 2003).

24.2	Power of Attorney of Daniel P. Burnham is incorporated herein by reference to Exhibit 24.2 to the Registrant’s Post-effective Amendment No. 1 to the registration statement on Form S-4 (Registration No. 333-105432) filed on December 30, 2003.

24.3	Power of Attorney of Jack M. Greenberg is incorporated herein by reference to Exhibit 24.3 to the Registrant’s Post-effective Amendment No. 1 to the registration statement on Form S-4 (Registration No. 333-105432) filed on December 30, 2003.